                                EXHIBIT 10(a)
                                -------------

                        2002 EMPLOYMENT AGREEMENT
                        -------------------------
This Agreement, dated as of July 1, 2002, by and between ____________
(the "Executive"), DeVry Inc., a Delaware corporation (the "Company"), and DeVry University, Inc., an Illinois corporation (the "School").

                           W I T N E S S E T H:
                           -------------------
     WHEREAS, the employment of the Executive by the Company and the School is currently subject to an Employment Agreement dated June 1, 1991 (the "Prior Employment Agreement"); and

     WHEREAS, the Company and the School wish to obtain the future services of the Executive for the Company and the School; and

     WHEREAS, the Company, the School and the Executive are also entering into a Senior Advisor Agreement dated as of July 1, 2002 (the "Senior Advisor Agreement"), pursuant to which the Company and the School wish to obtain the future services of the Executive for the Company and the School after the Executive ceases to be employed by the Company and the School in accordance with this Agreement; and

     WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Nature of Employment
         --------------------
     The Company hereby employs Executive, and Executive agrees to accept such employment, during the Term of Employment (as defined in Section 3(a)), as [President and] Co-Chief Executive Officer of the Company (or such other position as the Executive and the Company may agree upon from time to time) and to undertake such duties and responsibilities, consistent with the authority, duties and obligations in respect of such executive positions as set forth in the Bylaws of the Company. Executive will be accorded such authority, duties and obligations, and the prerogatives, generally associated with such executive positions, during the Term of Employment. During the Term of Employment, the Company's principal executive office will be located within 20 miles of Oakbrook Terrace, Illinois.

     2.  Extent of Employment
         --------------------
     (a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability, under the direction of the Board of Directors of the Company (the "Board"), and shall abide by the rules, customs and usages from time to time established by the Company.

     (b) During the Term of Employment, the Executive shall devote substantially all of his business time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness and during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement), consistent with past practices.

     (c) Nothing contained in this Agreement shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority.

     (d) During the Term of Employment, while the Executive is employed by the Company and the School, and notwithstanding the foregoing provisions of this Section 2, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, any other business or similar types of activities, consistent with past practices to the extent that such other activities do not inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company, the School, or any Subsidiary; provided, however, that, the Executive shall not serve on the board of any business or hold any other position with any business without notifying the Board.

     (e) For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company or the School(or a successor to the Company or the School).

     3.  Term of Employment; Termination
         -------------------------------
     (a) The "Term of Employment" shall commence on the date hereof and shall continue through June 30, 2005; provided, that such term will be continued after June 30, 2005, until such time as either the Executive or the Company provides at least one hundred fifty (150) days notice to the other of its decision not to continue such term, in which case the Term of Employment will be terminated one hundred fifty (150) days (or such longer period as may be agreed by the parties) after the date of delivery of such notice.
However, should the Executive's employment by the Company and the School be earlier terminated pursuant to Sections 3(b) or 3(d), the Term of Employment shall end on the date of such earlier termination. If the Executive becomes employed by an entity into which the Company is merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Executive shall not be treated as having terminated employment for purposes of this Agreement until such time as the Executive terminates employment with the successor (including, without limitation, the merged entity or purchaser), provided that the new employer agrees to assume this Agreement and be substituted for the Company under this Agreement.

     (b) The Executive's employment under this Agreement may be terminated at any time by the Company: (i) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, his duties hereunder after reasonable accommodation for a continuous period of one hundred eighty (180) days ("Disability"), or
(ii) for Cause (as defined in Section 3(c)). The Executive's employment under this Agreement will terminate upon his death. Except as expressly provided in Section 3(a) and this Section 3(b), or upon the death of Executive, the Company may not terminate the Executive's employment hereunder during the Term of Employment.

     (c) For the purposes of this Section 3, "Cause" shall mean any of the following: (i) Executive's conviction of any crime involving any felony, or (ii) Executive's conviction of fraud or embezzlement.

     (d) The Executive's employment may be terminated at any time by the Executive in the event: (i) Executive is not accorded the authority, duties, obligations and prerogatives set forth in Section 1, or if Executive is able and willing to serve as a director of the Company but is not nominated or slated for reelection as a director at the 2003 annual meeting of the Company or thereafter, (ii) the authority, duties, obligations and prerogatives of Executive are materially or substantially reduced, (iii) the Executive is not paid or reimbursed the amounts owed to Executive under this Agreement after ten (10) days' notice thereof to the Company, (iv) the Company otherwise does not observe its obligations under this Agreement, or
(v) a "Change of Control," as defined in Exhibit A to this Agreement, occurs while the Executive is employed by the Company, and the Executive resigns for any reason at any time during the 12-month period following the occurrence of a Change in Control, after providing at least 30 days' advance written notice of such resignation to the Company (collectively, a "Constructive Dismissal").

     (e) In the event that, during the Term of Employment (as it may be extended pursuant to Section 3(a)), the Executive's employment under this Agreement is terminated due to Disability, by the Company for any reason other than Cause, or by the Executive in the event of Constructive Dismissal, then the Company, effective immediately upon such termination, will pay Executive an amount equal to the product of 1.5 times the sum of (x) an amount equal to the rate of annual base compensation being paid to Executive during the fiscal year of the Company in which such termination occurs, plus
(y) the annual bonus paid to Executive during the fiscal year of the Company immediately preceding the fiscal year in which such termination occurs.

     (f) In the event that, during the Term of Employment (as it may be extended pursuant to Section 3(a)), the Executive's employment under this Agreement is terminated due to death, Disability, by the Company for any reason other than Cause, or by the Executive in the event of Constructive Dismissal, or if the Executive's employment is terminated under this Agreement due to the end of the Term of Employment (as it may be extended pursuant to Section 3(a)) or pursuant to a Qualified Resignation or Retirement (as defined in Section 4(b)), the Executive shall receive payment of the bonus for the performance period in which his termination occurs, based on actual performance for the entire period, and payable at the same time as it is payable for executives of the Company; provided, however, that it shall be subject to a pro-rata reduction for the portion of the performance period following termination.

     (g) The Executive and any of his dependents shall be eligible for COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended) to the extent required by applicable law.

     (h) In the event that Executive's employment under this Agreement is terminated during the Term of Employment (as it may be extended pursuant to Section 3(a)) for any reason, the Company shall also pay Executive (and shall pay Executive's Designated Beneficiary (as defined in
Section 16) in the event of his death) his accrued and unpaid base salary at the rate in effect at the time of such termination, any previous year's earned but unpaid bonus and other earned and unpaid incentive cash compensation, accrued and unused vacation, unpaid expense reimbursements and other unpaid cash entitlements earned by Executive as of the date of such termination pursuant to the terms of the applicable Company Plan or program (collectively, "Accrued Obligations").

     4.  Senior Advisor Agreement
         ------------------------
     (a) Following the Executive's termination of employment under this Agreement during or at the end of the Term of Employment (as it may be extended pursuant to Section 3(a)) for any circumstance or reason other than as set forth below, the Executive shall be employed pursuant to the Senior Advisor Agreement beginning on the first day following the Executive's termination of employment under this Agreement; provided, that the Executive shall not be employed pursuant to the Senior Advisor Agreement if the Executive's termination of employment under this Agreement occurs during the Term of Employment (as it may be extended pursuant to Section 3(a)) for Cause, death, Disability, a Constructive Dismissal or a resignation or retirement that is not a Qualified Resignation or Retirement, although in the event of termination of employment under this Agreement by reason of death, Disability or a Constructive Dismissal, benefits shall be payable in accordance with the Senior Advisor Agreement as if the Executive had become employed under the Senior Advisor Agreement as of the first day following the termination of employment under this Agreement and immediately thereafter terminated employment under the Senior Advisor Agreement due to death, Disability, or a resignation with adequate prior notice as may be required thereunder, as applicable. If, after termination of the Executive's employment under this Agreement, the Executive becomes employed under the Senior Advisor Agreement, except as otherwise specifically provided in this Agreement, the rights and obligations of the Executive, the Company, and the School for periods of Executive's employment after termination of employment under this Agreement (including, without limitation, the rights to compensation and benefits after termination of employment under Section 5, the duties on termination of employment and the obligations of confidentiality, disparagement, competition, and assistance with claims after termination of employment under Section 6) shall be governed by the terms of the Senior Advisor Agreement rather than this Agreement.

     (b) In addition to termination of employment due to death, Disability or resignation incident to Constructive Dismissal, and without impairing his other rights and interests hereunder, the Executive shall have the right to resign or retire from employment under this Agreement for any reason and at any time and be employed pursuant to the Senior Advisor Agreement, but only upon one-year advance written notice to the Company, with such resignation or retirement referred to herein as a "Qualified Resignation or Retirement."

     5.  Compensation
         ------------
During the Term of Employment, while the Executive is employed by the Company under this Agreement, the Company shall pay to Executive:

     (a) As base compensation for his services hereunder, in monthly installments, a base salary at a rate of $609,000 per annum. The Executive's base compensation rate shall be reviewed by the Board on or about July 1 of each year during the Term of Employment to determine whether an increase in the amount of base compensation is appropriate; provided that, in all events, the Executive shall be entitled to an annual increase in base compensation no less than the budgeted annual average percentage increase for all employees of the Company. In no event shall the base compensation of the Executive be reduced to an amount that is less than the amount specified in this
Section 5(a), or to an amount that is less than the amount that he was previously receiving.

     (b) An annual bonus as determined and approved by the Board in its sole discretion.

     (c) The Executive shall receive director's fees for the period he is serving as a member of the Board.

     (d) At the request of the Executive, the Company shall obtain and maintain term life insurance coverage on the Executive's life providing $1,000,000 in death benefits payable to the beneficiary named by the Executive, and the Company shall pay the premiums with respect to such policy or, at Executive's option the Executive may obtain such coverage in lieu of the Company, and the Company shall reimburse Executive for the premium cost to maintain such coverage; provided, however, that if the cost for term life insurance coverage providing for $1,000,000 in death benefits exceeds $30,000 per year, the Company shall pay (or reimburse Executive for) premiums of $30,000 per year for life insurance coverage providing for a lesser death benefit; and further provided that the Company shall have no obligation to provide life insurance coverage under this Section 5(d) if the Executive shall fail to reasonably cooperate with obtaining such insurance, including submitting to medical examination and providing information necessary for such insurance or if the Company, after reasonable investigation, is unable to obtain such coverage from a life insurance company. The Executive agrees that, in addition to the foregoing obligation to provide life insurance coverage with the benefits payable to the beneficiary named by the Executive, the Board, in its sole discretion, may direct the Company to obtain life insurance on the life of the Executive in any amount the Board determines to be appropriate, with the benefits payable to the Company or such other beneficiary determined by the Board, and the Executive and his beneficiaries shall have no rights with respect to the coverage or benefits described in this sentence.

     (e) Consistent with past practices, the Company will reimburse the Executive for periodic dues associated with the Executive's membership in one professional, country, social or other club as may be selected by the Executive.

     (f) Consistent with past practices, the Company shall reimburse the Executive for the costs of his financial and tax planning expenses, provided that such reimbursement shall not exceed $15,000 per year.

     (g) Except as otherwise specifically provided to the contrary in this Agreement, and consistent with past practices, the Executive shall participate in (i) the Company's annual incentive compensation and long term incentive compensation programs; (ii) deferred compensation plans (including, without limitation, pension, profit sharing, savings and other retirement plans or programs); and (iii) welfare benefits and other fringe benefits, in all cases to the extent and on terms no less favorable than those benefits are provided by the Company from time to time to the Company's other senior management employees; provided, however, that if any such benefits are adjusted to reflect an executive's position, the Executive's benefits shall be adjusted in a manner commensurate with his position, consistent with past practices. However, the Company shall not be required to provide a benefit under this Section 5(g) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement. Nothing in this Section 5(g) shall be construed to prevent the Company from revising the benefits or perquisites generally provided to executives from time to time.

     (h)     Without limiting the generality of the provisions of
Section 5(g), the Executive shall be entitled to use of an automobile on terms consistent with past practices and no less favorable than those in existence on the date of this Agreement (and, at the termination of the Executive's employment under this Agreement, the Executive shall be permitted to purchase from the Company the automobile then provided to him by the Company, at a cost of 75% of the then book value of the automobile as shown on the books of the Company) and to health, disability and pension benefits consistent with past practice, or as increased from time to time, and the Executive shall be entitled to the perquisites customarily provided by the Company to the individual holding Executive's position.

     6.  Covenants
         ---------
     (a) The Executive agrees that, during the Term of Employment and all times thereafter:

     (i) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company, the School and the Subsidiaries, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to take all reasonable steps and actions to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity. The Executive shall, during the continuance of the Executive's employment, use the Executive's best endeavors to prevent the unauthorized publication or misuse of any Confidential Information.

     (ii) To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company, the School, or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

     (iii) Nothing in the foregoing provisions of this Section 6(a) shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, the School, or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company, the School and the Subsidiaries, and which is generally known to persons of his experience in other companies in the same industry.

     (v) This Section 6(a) shall not be construed to unreasonably restrict the Executive's ability to disclose Confidential Information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this Section 6(a), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

     (b) The Executive agrees that, while he is employed by the Company, and thereafter, he shall not make any false, defamatory or disparaging statements about the Company, the School, any of the Subsidiaries, or the officers or directors of the Company, the School, or the Subsidiaries that are reasonably likely to cause material damage to the Company, the School or any of the Subsidiaries, or the officers or directors of the Company, the School or any of the Subsidiaries. While the Executive is employed by the Company, and after the termination of the Term of Employment, the Company agrees, on behalf of itself, the School and the

Subsidiaries, that neither the respective officers nor the respective directors of the Company, the School or any of the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to the Executive.

     (c) While he is employed by the Company, and for a period of 24 months after the termination of the Executive's employment under this Agreement for any reason (and which period shall be extended for an additional period equal in duration to the period during which the breach or breaches of the following covenants occurred, including the period of any litigation or arbitration regarding such breach (but only if a final nonappealable ruling holds that such a breach occurred)):

     (i) The Executive shall not, without the prior written consent of the Board (or duly authorized committee thereof) which consent shall not be unreasonably withheld, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if: (i) the services are to be provided with respect to any location in which the Company, the School or a Subsidiary had material operations during the 24-month period prior to the termination of the Executive's employment under this Agreement, or with respect to any location in which the Company, the School or a Subsidiary had devoted material resources to establishing operations during the 24-month period prior to the termination of the Executive's termination of employment under this Agreement; or (ii) the trade secrets, confidential information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company, the School and any of the Subsidiaries to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information. For purposes of this Section 6(c), services provided by others shall be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services. The foregoing provisions of this Section 6(c)(i) to the contrary notwithstanding, the Executive may from time to time serve, without compensation, as a member of the board of directors (and any committee thereof) of one or more not-for-profit institutions that are Competitors, to the extent that such service does not inhibit or prohibit the performance of the Executive's duties under this Agreement.

     (ii) The Executive shall not solicit or attempt to solicit any party who is then or, during the 24-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company, the School or a Subsidiary, provided that the restriction in this Section 6(c) shall not apply to any activity on behalf of a business that is not a Competitor; and further provided that this Section 6(c) shall not apply to the solicitation of a supplier of the Company, the School or a Subsidiary if such solicitation would not reasonably be expected to result in furthering material competition with the Company, the School or a Subsidiary.

     (iii) The Executive shall not solicit, entice, persuade or induce any individual who is employed by the Company, the School or any of the Subsidiaries (or was so employed within 90 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company, the School or any of the Subsidiaries, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

     (iv) The Executive shall not directly or indirectly own an equity interest in any Competitor (other than ownership of 1% or less of the outstanding stock of any corporation listed on a national stock exchange or included in the NASDAQ System).

The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated, and whether for profit or not for profit) during any period in which a material portion of its business is (and during any period in which it intends to enter into business activities that would be) materially competitive in any way with any business in which the Company, the School or any of the Subsidiaries was engaged during the 24-month period prior to the termination of the Executive's employment under this Agreement (including, without limitation, any business if the Company, the School or any Subsidiary devoted material resources to entering into such business during such 24-month period). Nothing in this Section 6(c) shall be construed as limiting the Executive's duty of loyalty to the Company, the School and the Subsidiaries or any other duty he may otherwise have to the Company, the School and the Subsidiaries while he is employed by the Company.

     (d) The Executive agrees that, during the Term of Employment, and continuing for a reasonable period after the termination of the Executive's employment under this Agreement, the Executive will assist the Company, the School and the Subsidiaries in the defense of any claims that may be made against any of the Company, the School and the Subsidiaries, and will assist the Company, the School and the Subsidiaries in the prosecution of any claims that may be made by the Company, the School or any of the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company, the School and the Subsidiaries. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company, the School or any Subsidiary. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company, the School and all Subsidiaries terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company, the School or any of the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company, the School or any of the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company, the School or any of the Subsidiaries with respect to such investigation.

     (e) The Executive acknowledges that the Company, the School and the Subsidiaries would, for purposes of establishing the basis of equitable remedies hereunder, be irreparably injured by a violation of Section 6, and he agrees that the Company, the School and the Subsidiaries, in addition to any other remedies available to them for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of Section 6. The Company acknowledges that the Executive would, for purposes of establishing the basis of equitable remedies hereunder, be irreparably injured by a violation of this Section 6, and agrees that the Executive, in addition to any other remedies available to him for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Company, the School and Subsidiaries from any actual or threatened breach of this Section 6. If a bond is required to be posted in order for the Company or Executive to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     (f) The foregoing provisions of this Section 6 shall be applicable for periods after the Executive's termination of employment under this Agreement only if the Executive's employment under this Agreement is terminated by the Company for Cause or by the Executive due to a resignation or retirement that is neither a Qualified Resignation or Retirement nor a Constructive Dismissal. In all other cases, the rights and obligations of the Executive, the Company, and the School for periods after termination of employment under this Agreement shall be governed by the terms of the Senior Advisor Agreement rather than this Agreement.

     7.  Reimbursement of Expenses
         -------------------------
     During the Term of Employment and consistent with past practices, the Company shall reimburse Executive for documented travel, entertainment, fees, dues and other expenses reasonably incurred by Executive in connection with the performance of his duties here under and in accordance with the rules, customs and usages of the Company from time to time in effect.

     8.  Benefits
         --------
     During the Term of Employment, the Executive shall be entitled to all perquisites and benefits the Company is now providing (including automobile, health, disability, pension, life insurance and other benefits consistent with past practice, or as increased from time to time) established from time to time, by the Board for senior managers of the Company.

     9.  Notice
         ------
     Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to Executive:
                           ------------------
                           ------------------
                           ------------------
With a copy to:
                           ------------------
                           ------------------
                           ------------------

If to Company:             DeVry Inc.
                           Attn:  Legal Department
                           One Tower Lane, Suite 1000
                           Oakbrook Terrace, IL  60181

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

     10.  Company Representations.
          -----------------------
     The Company hereby represents and warrants to Executive that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with its terms.

     11.  Validity
          --------
     If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     12.  Severability
          ------------
     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision hereof is unenforceable because of the power to reduce the scope or duration of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.

     13.  Waiver of Breach
          ----------------
     The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor.

     14.  Indemnity
          ---------
     (a) Unless Executive's employment under this Agreement is terminated by the Company for Cause, the Company shall promptly reimburse Executive for any reasonable legal fees and expenses incurred or sustained by Executive in connection with (i) enforcing his rights and interests hereunder, or (ii) any dispute with regard to his rights and interests hereunder; provided, however, that to the extent that the court or arbitrator shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust or inappropriate, the Executive shall not be entitled to such recovery and to the extent that such amounts have been recovered by the Executive previously, the Executive shall repay such amounts to the Company.

     (b) Unless Executive's employment under this Agreement is terminated for Cause, and irrespective of when Executive's employment under this Agreement terminates, any payments or benefits to be provided to the Executive by the Company or the School or a Subsidiary pursuant to any employee benefit plans or arrangements established or adopted by the Company or the School or a Subsidiary (including, without limitation except as provided in Section 13(c), any rights to indemnification from the Company or from a third-party insurer for directors and officers liability coverage with respect to any costs, losses, claims, suits, proceedings, damages or liabilities to which the Executive may become subject which arise out of, are based upon or relate to the Executive's employment by the Company or the School or a Subsidiary, the Executive's service as an officer or member of the Board, the Board of Directors of the School, or the Board of Directors of any Subsidiary), shall be paid to Executive to the extent such amounts are due from the Company or the School or Subsidiary in accordance with the terms of such plans or arrangements.

     (c) The Company shall indemnify Executive, during and after his employment under this Agreement, to the fullest amount provided by the Certificates of Incorporation and Bylaws of the Company and any Director Indemnity Agreements of the Company, and nothing herein will be construed as modifying those separate Agreements.

     15. Mitigation and Set-Off
         ----------------------
     Unless the Executive's employment under this Agreement is terminated for Cause, (a) the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise, and (b) neither the Company, nor the School, nor any Subsidiary shall be entitled to any set-off against the amounts payable by Company, the School or any Subsidiary to Executive any amounts owed to the Company, School or any Subsidiary by the Executive.

     16. Assignment
         ----------
     This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business, and the successor shall be substituted for the Company under this Agreement. Except as hereafter provided in this Section 16, neither the Executive nor the Company (or the School) may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. The Executive may dispose of his rights under this Agreement by will or limit the power or rights of any executor or any administrator. If any benefits deliverable to the Executive under this Agreement have not been delivered at the time of the Executive's death (including, without limitation, his Accrued Obligations), such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Executive in a writing filed with the Company in accordance with Section 9 in such form and at such time as the Company shall require. If the Executive fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Executive, any benefits distributable to the Executive shall be distributed to the legal representative of the estate of the Executive. If the Executive designates a beneficiary and the Designated Beneficiary survives the Executive but dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     17. Amendment; Entire Agreement
         ---------------------------
     This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior Agreements (including, without limitation, the Prior Employment Agreement), understandings and commitments with respect to such subject matter.

     18. Litigation
         ----------
     This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of Illinois, except that no doctrine of choice of law shall be used to apply any law other than that of Illinois, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, be interposed in any action hereon. Executive and the Company agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in the state courts, or in the United States District courts in Chicago, Illinois. Executive and the Company consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens. The choice of forum set forth in this Section 17 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

EXECUTIVE:                              COMPANY:
           -------------------------
                                        By:
                                           -----------------------------
                                        Its:
                                            ----------------------------

                                        SCHOOL:

                                        By:
                                           -----------------------------
                                        Its:
                                            ----------------------------

                                Exhibit A
                                ---------
                        Change in Control Definition
                        ----------------------------

     A-1. Purpose. This Exhibit A is attached to and forms a part of an employment transition agreement (the "Agreement") among __________ (the "Executive"), DeVry Inc., a Delaware corporation (the "Company"), and DeVry University, Inc., an Illinois corporation dated July 1, 2002. The purpose of this Exhibit A is to set forth the definition of the term "Change in Control" as used in Section 3(d) of the Agreement.

     A-2. Change in Control. "Change in Control" means the occurrence of the events described in any of Sections (a), (b), (c) or (d) below:

(a) Acquisition of Securities. The acquisition (disregarding any Excluded Acquisitions) by any Person of ownership of any Voting Securities if, immediately after such acquisition, such Person has ownership of more than twenty-five percent (25%) of either the Outstanding Company Common Stock, or the combined voting power of the Outstanding Company Voting Securities.

(b) Change in Board. Individuals who constitute the Incumbent Board cease for any reason to represent greater than 50% of the voting power of members of the Board.

(c)  Corporate Transaction.  Consummation of (A) a Corporate Transaction or
     (B) the sale or other disposition of more than fifty percent (50%) of the operating assets of the Company (determined on a consolidated basis), but not including an Internal Reorganization.

(d) Liquidation. Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

     A-3.    Definitions.  The terms used in the definition of "Change in
Control" shall have the following meanings:

(a) The term "Company Plan" means an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

(b) The term "Corporate Transaction" means any reorganization, merger, consolidation, or other business combination involving the Company.

(c) The following shall constitute "Excluded Acquisitions" of Stock or Voting Securities (whichever is applicable):

     (I) Any acquisition of Stock or Voting Securities (whichever is applicable) by a Company Plan.

     (II) Any acquisition of Stock or Voting Securities (whichever is applicable) by an underwriter temporarily holding securities pursuant to an offering of such securities.

     (III) Any acquisition of Stock or Voting Securities (whichever is applicable) by any Person pursuant to an Internal Reorganization.

     (IV) Any acquisition of Stock or Voting Securities (whichever is applicable) directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company).

     (V) Any acquisition of Stock or Voting Securities (whichever is applicable) by the Company.

(d) The members of the "Incumbent Board" shall mean the members of the Board of Directors as of the Effective Date of the Agreement and shall also mean any individual becoming a director after that date whose election, or nomination for election by the Company shareholders, was approved by a vote of a least a majority of the directors then comprising the Incumbent Board; provided, however, that there shall be excluded for this purpose any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(e) The term "Internal Reorganization" means a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold or otherwise transferred (or the operating products of such assets) by the Company. The term "Internal Reorganization" also means a Corporate Transaction to which all of Sections (I), (II), and (III) below are applicable:

     (I) All or substantially all of the individuals and entities who have ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction have ownership of more than fifty percent (50%) of, respectively, the then outstanding shares of common equity securities and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     (II) No Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person having ownership, immediately prior to such Corporate Transaction, directly or indirectly, of more than twenty-five percent (25%) of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will have ownership of more than twenty-five percent (25%) of, respectively, the then outstanding common stock of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding Voting Securities of such entity.

     (III) Individuals who were members of the Incumbent Board immediately prior to the Corporate Transaction will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction.

(f) The term "Outstanding Company Common Stock" as of any date means the then outstanding shares of common stock, of whatever class, of the Company.

(g) The term "Outstanding Company Voting Securities" as of any date means the then outstanding Voting Securities (which shall be counted based on the number of votes that may be cast per share).

(h) The term "ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(i) The term "Person" means an individual, entity or group as that term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(j) The term "Voting Securities" as of any date means any of the outstanding securities of the Company entitled to vote generally in the election of the Company's Board of Directors.